            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Post-Effective
Amendment No. 18 to the registration statement on Form N-1A (the "Registration
Statement") of our report dated February 15, 2005 relating to the financial statements and financial highlights which appear in the December 31, 2004
Annual Report to Shareholders of Value Line Strategic Asset Management Trust,
which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights",
"Investment Advisory and Other Services" and "Financial Statements" in such
Registration Statement.